UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 30, 2025

First Financial Bankshares, Inc.

(Exact name of registrant as specified in its Charter)

Texas	0-07674	75-0944023
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Pine Street, Abilene, Texas 79601
(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number (325) 627-7155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13 e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FFIN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2025, First Financial Bankshares, Inc. (the “Company”) renewed its revolving line of credit with Frost Bank pursuant to that certain First Amendment to its Amended and Restated Loan Agreement, dated June 30, 2023 (as amended, the “Loan Agreement”) and Renewal Promissory Note (the "Note"). Under the Note as governed by the Loan Agreement, the Company is permitted to draw up to $50.0 million on a revolving line of credit. Prior to June 30, 2027, interest is paid quarterly at the U.S. prime rate as quoted in the Money Rates section of The Wall Street Journal, and the line of credit matures June 30, 2027. If a balance exists at July 1, 2027, the principal balance converts to a term facility payable quarterly over five years and interest is paid quarterly at the U.S. prime rate as quoted in the Money Rates section of The Wall Street Journal. The line of credit is unsecured. Among other provisions in the Loan Agreement, the Company must satisfy certain financial covenants during the term of the Loan Agreement, including without limitation, covenants that require the Company to maintain certain capital, profitability, loan loss reserve, non-performing asset and debt service coverage ratios. In addition, the Loan Agreement contains certain operational covenants that, among others, restricts the payment of dividends above 55% of consolidated net income, limits the incurrence of debt (excluding any amounts acquired in an acquisition) and prohibits the disposal of assets except in the ordinary course of business. Since 1995, the Company has declared dividends as a percentage of its consolidated net income in a range of 36% (low) in 2021 and 2020 to 53% (high) in 2003 and 2006. Through the three months ended March 31, 2025, the Company has declared dividends equal to 42.02% of its consolidated net income. There have been no borrowings under the Loan Agreement during 2025, 2024 or 2023.

The foregoing summary of the Loan Agreement and Note do not purport to be a complete description of the terms and conditions of the Loan Agreement and Note and is qualified in its entirety by the full text of the Loan Agreement and Note attached as Exhibit 10.1 and Exhibit 10.2, respectively, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following are exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	First Amendment to Loan Agreement, dated June 30, 2025, between First Financial Bankshares, Inc. and Frost Bank
10.2	Renewal Promissory Note (Revolving), dated June 30, 2025, between First Financial Bankshares, Inc. and Frost Bank
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANKSHARES, INC.
(Registrant)

DATE: July 7, 2025	By:	/s/ F. Scott Dueser
F. SCOTT DUESER
Chairman of the Board and Chief Executive Officer